                            CAPITAL ONE MASTER TRUST
                     TRUST EXCESS SPREAD ANALYSIS - JUNE-01

Card Trust                                   COMT 96-1*     COMT 96-2      COMT 96-3    COMT 97-1*
Deal Size                                      $845MM         $750MM         $500MM       $608MM
Expected Maturity(Class A):                   8/15/01        12/15/01       1/15/04       6/15/02

-------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          23.28%         23.28%         23.28%       23.28%
       LESS:              (Wt Avg) Coupon       4.16%          4.08%          4.11%        3.90%
                          SVC Fees              1.50%          1.50%          1.50%        1.50%
                          Charge-Offs           4.24%          4.24%          4.24%        4.24%

Excess Spread:                 Jun-01          13.38%         13.46%         13.43%       13.64%
                               May-01          14.86%         14.83%         14.80%       14.20%
                               Apr-01          15.12%         15.43%         15.39%       15.52%
3-Mo Avg Excess Spread                         14.45%         14.57%         14.54%       14.45%
-------------------------------------------------------------------------------------------------------

Delinquents:              30 to 59 days         1.78%          1.78%          1.78%        1.78%
                          60 to 89 days         1.21%          1.21%          1.21%        1.21%
                          90+ days              2.31%          2.31%          2.31%        2.31%

Monthly Payment Rate                           16.13%         16.13%         16.13%       16.13%

Card Trust                                   COMT 97-2*      COMT 98-1     COMT 98-3*     COMT 98-4
Deal Size                                      $502MM         $591MM         $486MM        $750MM
Expected Maturity(Class A):                   8/15/02         4/15/08       08/16/01      11/15/03

-------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          23.28%         23.28%         23.28%        23.28%
       LESS:              (Wt Avg) Coupon       4.11%          6.23%          5.81%         5.38%
                          SVC Fees              1.50%          1.50%          1.50%         1.50%
                          Charge-Offs           4.24%          4.24%          4.24%         4.24%

Excess Spread:                 Jun-01          13.43%         11.31%         11.73%        12.16%
                               May-01          14.91%         12.81%         13.22%        13.65%
                               Apr-01          15.18%         14.40%         15.09%        15.19%
3-Mo Avg Excess Spread                         14.51%         12.84%         13.35%        13.67%
-------------------------------------------------------------------------------------------------------

Delinquents:              30 to 59 days         1.78%          1.78%          1.78%         1.78%
                          60 to 89 days         1.21%          1.21%          1.21%         1.21%
                          90+ days              2.31%          2.31%          2.31%         2.31%

Monthly Payment Rate                           16.13%         16.13%         16.13%        16.13%

Card Trust                                   COMT 99-1      COMT 99-2      COMT 99-3     COMT 00-1     COMT 00-2
Deal Size                                      $625MM         $625MM         $500MM       $600MM         $750MM
Expected Maturity(Class A):                   05/15/04       05/15/02       07/15/06     02/17/03       06/15/05

------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          23.28%         23.28%          23.28%        23.28%        23.28%
       LESS:              (Wt Avg) Coupon       4.30%          4.11%           4.47%         7.16%         6.76%
                          SVC Fees              1.50%          1.50%           1.50%         1.50%         2.00%
                          Charge-Offs           4.24%          4.24%           4.24%         4.24%         4.24%

Excess Spread:                 Jun-01          13.24%         13.43%          13.07%        10.38%        10.28%
                               May-01          14.62%         14.80%          14.45%        11.89%        11.79%
                               Apr-01          15.26%         15.40%          15.09%        13.52%        13.42%
3-Mo Avg Excess Spread                         14.37%         14.54%          14.20%        11.93%        11.83%
------------------------------------------------------------------------------------------------------------------

Delinquents:              30 to 59 days         1.78%          1.78%           1.78%         1.78%         1.78%
                          60 to 89 days         1.21%          1.21%           1.21%         1.21%         1.21%
                          90+ days              2.31%          2.31%           2.31%         2.31%         2.31%

Monthly Payment Rate                           16.13%         16.13%          16.13%        16.13%        16.13%

Card Trust                                   COMT 00-3     COMT 00-4      COMT 00-5     COMT 01-1
Deal Size                                     $1000MM       $1200MM        $1250MM       $1200MM
Expected Maturity(Class A):                  08/15/07       10/17/05      10/15/03       2/15/08

-----------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                         23.28%         23.28%        23.28%        23.28%
       LESS:              (Wt Avg) Coupon      3.98%          5.61%         5.52%         3.73%
                          SVC Fees             2.00%          2.00%         2.00%         2.00%
                          Charge-Offs          4.24%          4.24%         4.24%         4.24%

Excess Spread:                 Jun-01         13.06%         11.43%        11.52%        13.31%
                               May-01         14.44%         12.91%        13.01%        14.68%
                               Apr-01         15.07%         13.88%        13.97%        15.27%
3-Mo Avg Excess Spread                        14.19%         12.74%        12.83%        14.42%
-----------------------------------------------------------------------------------------------------

Delinquents:              30 to 59 days        1.78%          1.78%         1.78%         1.78%
                          60 to 89 days        1.21%          1.21%         1.21%         1.21%
                          90+ days             2.31%          2.31%         2.31%         2.31%

Monthly Payment Rate                          16.13%         16.13%        16.13%        16.13%

Card Trust                                   COMT 01-2      COMT 01-3
Deal Size                                      $975MM         $634MM
Expected Maturity(Class A):                   3/16/06        3/15/06

------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                          23.28%         23.28%
       LESS:              (Wt Avg) Coupon       4.70%          5.97%
                          SVC Fees              2.00%          0.90%
                          Charge-Offs           4.24%          4.24%

Excess Spread:                 Jun-01          12.34%         12.17%
                               May-01          14.34%         14.66%
                               Apr-01           N/A            N/A
3-Mo Avg Excess Spread                          N/A            N/A
------------------------------------------------------------------------

Delinquents:              30 to 59 days         1.78%          1.78%
                          60 to 89 days         1.21%          1.21%
                          90+ days              2.31%          2.31%

Monthly Payment Rate                           16.13%         16.13%

This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com/invest/financials/abs.html

* The increases in reported gross yield and excess spread and the delinquency and loss rates for the Capital One Master Trust for April, 2001 reflect the impact of a February 2001 addition of accounts which resulted in a broader cross section of accounts in the Master Trust.

Changes in the Master Trust's April, 2001 performance do not reflect a material change in the performance of Capital One Bank's managed portfolio.

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